EXHIBIT 5.1

March 30, 2012

A. H. Belo Corporation

P. O. Box 224866

Dallas, Texas 75222-4866

Re:     Registration of 8,000,000 shares of Common Stock, par value $.01,

           pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for A. H. Belo Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), of 8,000,000 shares of Series A Common Stock, par value $.01 per share, and Series B Common Stock, par value $.01 per share, of the Company (the “Common Stock”) to be offered to directors and employees of the Company (including its direct or indirect subsidiaries) pursuant to the A. H. Belo 2008 Incentive Compensation Plan (the “Plan”).

Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions, we hereby advise you that we are of the opinion that, assuming with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company’s Amended and Restated Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock or any other awards with respect to Common Stock issued under the Plan and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm’s consent is required by Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
LOCKE LORD LLP

By:	/s/ Van M. Jolas

Van M. Jolas